UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 3, 2014

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on April 3, 2014, , 2014, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), accepted the consent of and appointed Peter J. George as the Chief Executive Officer and a member of the Board of Directors of the Company.

Biography

During the past twenty years, Mr. George has been involved in mergers and acquisitions, venture capital and project and product management for companies in highly competitive industries, which has also included new business development, relationship building and management, infrastructure development and capital raising.

From approximately 2009 to present, Mr. George has been the co-founder and director of LB Energy Inc (LB), which is one of the largest developers (9MW) of Solar Micro Fit projects under contract through the Green Energy and Green Economy Act within the Province of Ontario. LB represents a $53,000,000 capital and infrastructure investment. From approximately 2005 through 2009, Mr. George was employed by Walton Capital, a Canadian based land development company that has 79,000 acres under management in Canada/USA with an equity value in excess of $2,000,000,000. Mr. George assisted Walton Capital through new business development, community outreach and aggressive networking enhancing its public image and recognition. During this time, Mr. George raised capital for various small cap companies and led a reverse merger with a public shell on the OTCBB Exchange for Natures Farms, an Indiana based nutraceutical company. He was also a principal advisor for identifying shell, merger and acquisition, capital raise and offering, road shows and assisted with the development of the board of directors. From approximately 2000 through 2005, Mr. George was an independent medical distributor representing orthopedics, neurology, and internal medicine that covered six hospitals, 60 surgeons, multiple administrations, nurses and support staff within a 100 mile radius. His responsibilities included new business development, extensive/long sales cycles, persuasive lobbying, relationship building and maintenance and intensive product knowledge. From approximately 1998 through 2000, Mr. George was employed at Waterfront Estates in Fort Lauderdale, Florida, where he closed $10,000,000 in real estate and yacht sales in less than one year. His clientele included senior executives with Fortune 100 while prospecting and developing new clientele. He was also a member of the Boys and Girls Club of Broward County and past committee member of the Yacht Rendezvous. From approximately 1994 through1998, Mr. George was the co-founder of Freedom Marine Yacht Brokerage, in Windsor Ontario/St. Clair Shores, Michigan, which is a boat brokerage business that covered Lakes' Erie, St. Clair and Huron and the Detroit and St. Clair River. His responsibilities included procurement of CA agreements, creating marketing and promotional material, and prospecting for new business and listings through networking, boat shows and referrals.

Mr. George earned a Bachelor of Arts from the University of Windsor in 1994.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: April 4, 2014	/s/ Cato Kemmler
Name: Cato Kemmler
Title: President